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                                                                    Exhibit 21.0

Subsidiaries of Sylvan Learning Systems. Inc.
                                                            COUNTRY/
COMPANY                                                     STATE OF INCORP.
-------                                                     ----------------
SYLVAN LEARNING SYSTEMS, INC.                               MARYLAND
Tuition Finance, Inc.                                       Maryland
Office Overload, Inc.                                       Delaware
ITS General, Inc.                                           Delaware
WSI, Miami, Inc.                                            Florida
NAI / Block, Inc.                                           Florida
Pacific Language Associates, Inc.                           Oregon
Educational Products, Inc.                                  Maryland
Sylvan Properties, Inc.                                     Delaware
Sylvan Learning Corporation                                 Maryland
The Canter Group of Companies, Inc.                         California
 Its Subsidiary:
 --------------
 Canter & Associates, Inc.                                  Delaware
Sylvan Learning Systems International. Ltd.                 Delaware
 Its Subsidiary:
 --------------
 Sylvan Learning Systems I, B.V.                            Netherlands
         Its Subsidiaries:
         ----------------
         Sylvan Learning Systems B.V.                       Netherlands
         Its Subsidiaries:
         ----------------
           Sylvan Learning Systems Pty, Ltd                 Australia
           Sylvan Learning Systems (Pty), Ltd               South Africa
           Sylvan Testing Services Pvte, Ltd                India
           Sylvan Prometric KK                              Japan
           Sylvan LLC                                       Egypt
           Computer Certification Services, Ltd             U.K.
         Sylvan Learning Systems II, B.V.                   Netherlands
         Its Subsidiaries:
         ----------------
           Sylvan Learning Systems Ltd                      New Zealand
           Sylvan Pte, Ltd                                  Singapore
           Sylvan Learning Systems II GmbH                  Austria
           Sylvan Learning Systems Ltd.                     Israel
           WSI Sylvan Learning Systems S.L.                 Spain
           Dorana 41 GmbH                                   Germany
                  Schulerhilfe Promotion GmbH               Germany
                  Sylvan Learning Systems GmbH              Germany
                  ZGS Zentrale Gatsenkirchener
                   Schulerhilfe J. Gratze & M. Mohr GmbH    Germany

         WSI Kft                                            Hungary
         Sylvan III B.V.                                    Netherlands
         Sylvan Prometric Ltd                               U.K.
 Aspect International Language Schools B.V.                 Netherlands
         Aspect Education, Inc.                             California
         AW Education (UK), Ltd                             U.K.
         The Lemaire English College Pty Ltd                Australia
         Aspect International Language Schools, Ltd         Canada
         Aspect International Language Schools, Ltd         Ireland
         Aspect Language Schools, Ltd                       Switzerland